COMMON STOCK

FURIO RESOURCES INC.

SHARES AUTHORIZED: 75,000,000
PAR VALUE: $ 0.001

COMMON STOCK

CUSIP 361061 10 4

INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

SEE REVERSE FOR CERTAIN DEFINITIONS

SPECIMEN

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF

FURIO RESOURCES INC.

transferable on the books of the Corporation by the holder hereof, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Witness this facsimile seal of said Corporation and the facsimile signatures of its duly authorized officers.

Dated:

COUNTERSIGNED AND REGISTERED:
EMPIRE STOCK TRANSFER INC.
Transfer Agent and Registrar

By

AUTHORIZED SIGNATURE

CORPORATE SEAL 2/19/2004 NEVADA

SECRETARY

PRESIDENT

THOMAS DE LA RUE